SLM Corporation
Medium Term Notes, Series B

With Maturities of 9 Months or More from Date of Issue

Registration No. 333-90316
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 3	Trade Date:	2/3/03
(To Prospectus dated January 23, 2003 and	Issue Date:	2/6/03
Prospectus Supplement dated January 23, 2003)

The date of this Pricing Supplement is 2/3/03

Stated
	Interest		Price to		Interest Payment			Subject to Redemption		Aggregate
	Rate Per [1]	Maturity	Public [2]	Discounts &		First	Survivor's		Date and terms	Principal	Net	OID
CUSIP	Annum	Date	[3]	Commissions	Frequency	Payment	Option	Yes/No	of redemption	Amount	Proceeds	Status

78490FAB5	4.750%	3/15/13	100%	1.250%	Semi	09/15/03	Yes	No		574,000	566,825.00	N

1	The interest rates on the EdNotes may be changed by SLM Corporation from time to time, but any such change will not affect the interest rate on any EdNotes offered prior to the effective date of the change.

2	Expressed as a percentage of aggregate principal amount.

3	See “Supplemental Plan of Distribution” in the Prospectus supplement for additional information concerning price to public and underwriting compensation.